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EXHIBIT 16.1




February 28, 2000


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Spiros Development Corporation II, Inc. dated February 23, 2000.

Yours truly,

/s/ Deloitte & Touche LLP